CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of ESC Medical Systems Ltd. Form S-8 of our report dated February 10, 1999, appearing in the Annual Report on Form 10-K of ESC Medical Systems Ltd. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                    Luboshitz Kasierer
                                    Member firm of Arthur Andersen

Haifa, Israel
June 30, 2000